AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 22, 1998.
                                                           REGISTRATION NO. 333-
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                 -------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                         PEERLESS SYSTEMS CORPORATION
            (Exact Name of Registrant as Specified in Its Charter)


                          DELAWARE                                                   95-3732595
(State or Other Jurisdiction of Incorporation or Organization)           (I.R.S. Employer Identification No.)

                             2381 ROSECRANS AVENUE
                         EL SEGUNDO, CALIFORNIA 90245
                                (310) 536-0908
         (Address, Including Zip Code, of Principal Executive Offices)

                          1996 EQUITY INCENTIVE PLAN
                           (Full Title of the Plan)

                              EDWARD A. GAVALDON
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                             2381 ROSECRANS AVENUE
                         EL SEGUNDO, CALIFORNIA 90245
                                (310) 536-0908
                    (Name and Address of Agent for Service)


                                   COPY TO:

                            GREGORY C. SMITH, ESQ.
                   SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                       525 UNIVERSITY AVENUE, SUITE 220
                          PALO ALTO, CALIFORNIA 94301
                                (650) 470-4500
                   -----------------------------------------

                        CALCULATION OF REGISTRATION FEE

====================================================================================================================================

TITLE OF SECURITIES TO BE REGISTERED   AMOUNT TO BE       PROPOSED MAXIMUM          PROPOSED MAXIMUM AGGRE-   AMOUNT OF REGISTRATION
                                       REGISTERED    OFFERING PRICE PER SHARE(1)    GATE OFFERING PRICE (1)         FEE (1)

------------------------------------------------------------------------------------------------------------------------------------

Common Stock, par value
$.001 per share, issuable pur-
suant to the 1996 Equity In-
centive Plan                           1,200,000             $3.78125                     $4,537,500                $1,375
===================================================================================================================================

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rules 457(c) and (h) under the Securities Act of 1933, as amended (the "Securities Act"), on the basis of the average of the high and low sale prices for a share of common stock of Peerless Systems Corporation as reported on the Nasdaq National Market on September 18, 1998.

                                     PART I

         The document(s) containing the information specified in Part I of Form S-8 have been or will be sent or given to employees as specified by Rule 428(b)(1) under the Securities Act.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed by Peerless Systems Corporation (the "Company") with the Securities and Exchange Commission are incorporated herein by reference into this Registration Statement:

          (a) Annual Report on Form 10-K for the year ended January 31, 1998;

          (b) Quarterly Reports on Form 10-Q for the quarterly periods ended April 30, 1998 and July 31, 1998; and

          (c) The description of the Company's Common Stock which is contained in the Company's Registration Statement on Form 8-A dated August 30, 1996 (File No. 0-21287).

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that is or is deemed to be incorporated by reference herein modifies or supersedes such previous statement. Any statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

ITEM 4.  DESCRIPTION OF THE SECURITIES

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Company is a Delaware corporation. Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") provides that any person may be indemnified by a Delaware corporation against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with any threatened, pending, or completed action, suit, or proceeding in which such person is made a party by reason of his or her being or having been a director, officer, employee, or agent of the corporation. The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise.

         The Company's Certificate of Incorporation provides that no director of the Company will be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except (i) for any breach of the directors' duty of loyalty to the Company or its stockholders,
(ii) for acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, (iii) for liability under Section 174 of the DGCL, or (iv) for any transaction from which the director derives any improper personal benefit. In addition, the Company's Bylaws provide that any director or officer who was or is a party or is threatened to be made a party to any action or proceeding by reason of his or her services to the Company will be indemnified to the fullest extent permitted by the DGCL.

         The Company has entered into indemnification agreements with each of its directors and executive officers pursuant to which the Company has agreed to indemnify each of them against expenses and losses incurred for claims brought against them by reason of their being a director of executive officer of the Company. In addition, the Company maintains directors' and officers' liability insurance. There is no pending litigation or proceeding involving a director or officer of the Company as to which indemnification is being sought, nor is the Company aware of any pending or threatened litigation that may result in claims for indemnification by any director or executive officer.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.  EXHIBITS


EXHIBIT
NUMBER
4.1*    Certificate of Incorporation of Peerless Systems Corporation

4.2*    Bylaws of Peerless Systems Corporation

5.1 Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding the legality of securities being registered

23.1    Consent of PricewaterhouseCoopers LLP

23.2    Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit
        5.1 hereto)

24.1    Power of Attorney (included on the signature pages hereto)

99.1    1996 Equity Incentive Plan, as amended

----------------------
* Filed as an exhibit to the Company's Registration Statement on Form S-1 (No. 333-09357), as amended through the date hereof.

ITEM 9. UNDERTAKINGS

     1.  The undersigned registrant hereby undertakes:

         (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) ((S) 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the issuer pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on September 17, 1998.

                              PEERLESS SYSTEMS CORPORATION


                              By    /s/ Edward A. Gavaldon
                                    -------------------------------------
                                    Edward A. Gavaldon
                                    President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward A. Gavaldon and Hoshi Printer, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.


       SIGNATURE                        TITLE                                      DATE
/s/ Edward A. Gavaldon
-------------------------   Chairman of the Board of Directors,            September 17, 1998
Edward A. Gavaldon          President and Chief Executive Officer
                            (Principal executive officer)

/s/ Hoshi Printer
-------------------------   Vice President -- Finance and Administra       September 17, 1998
Hoshi Printer               tion, Chief Financial Officer and Secretary
                            (Principal financial and accounting officer)

/s/ Robert G. Barrett
-------------------------   Director                                       September 17, 1998
Robert G. Barrett



-------------------------   Director                                       September 17, 1998
Robert L. North


/s/ Robert Adams
-------------------------   Director                                       September 17, 1998
Robert Adams

                                 EXHIBIT INDEX


EXHIBIT
NUMBER
4.1*      Certificate of Incorporation of Peerless Systems Corporation

4.2*      Bylaws of Peerless Systems Corporation

5.1       Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding the legality of securities being registered.

23.1      Consent of PricewaterhouseCoopers LLP

23.2      Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1 hereto).

24.1      Power of Attorney (included on the signature pages hereto).

99.1      1996 Equity Incentive Plan, as amended

--------------------------

* Filed as an exhibit to the Company's Registration Statement on Form S-1 (No. 333-09357), as amended through the date hereof.